1 SEPARATION, RELEASE OF CLAIMS AND CONSULTING AGREEMENT This Separation, Release of Claims and Consulting Agreement (“Agreement”) is dated as of this 19th day of October 2023, by and between Michael Rice, his marital community, heirs, and assigns (hereinafter “Employee”), and BioLife Solutions Inc., its subsidiaries, including, without limitation, successors and assigns (collectively, the “Company”). Employee and the Company are sometimes collectively referred to as the “Parties.” 1. The at will employment of Employee will terminate effective as of the 19th day of October, 2023, (hereinafter “Separation Date”). The Company expressly disclaims any liability to Employee. In exchange for the consideration described herein, Employee hereby represents and warrants the following: (a) This Agreement is entered into in order to: i. Effect payment of severance and other benefits included in that certain Amended Executive Employment Agreement (“Rice Employment Agreement”) entered into by the Parties on December 1, 2020; ii. Reconfirm Employee’s obligations pursuant (A) to the Rice Employment Agreement that continue to apply following Employee’s termination of employment, including but not limited to those set forth in Section 7 (Covenant Not To Compete), Section 8 (Confidential Information), Section 9 (Work Product and Copyrights), Section 10 (Inventions and Patents), Section 11 (Cooperation) and Section 12 (Non-Disparagement). iii. Address the matters set forth in Paragraph 2 of this Agreement. (b) Employee has authority to enter into this Agreement. (c) Employee has not transferred, in whole or in part, any rights related to his employment with the Company. (d) Employee hereby settles any and all claims that Employee may have against the Company as a result of the Company’s hiring Employee, his employment with the Company and the termination of his employment with the Company. (e) Employee has not and will not transfer any of the Company’s confidential information, including but not limited to; from any Company-provided computer, network server, email account, memory storage device or other Company-owned asset to any unauthorized party, including but not limited to any Employee-owned or managed personal email account, personal computer, memory storage device, or network storage location. (f) Employee understands and acknowledges that, following the Separation Date and following the expiration of the non-competition covenants set forth in the Rice Employment Agreement and the expiration of the Consulting Term (as defined below), Employee will continue to remain subject to, and will continue to comply with, all confidentiality covenants and agreements

2 with the Company, including but not limited to those set forth in the Rice Employment Agreement. 2. Employee will serve as a consultant to the Company beginning on the Separation Date and ending on the six-month anniversary thereof (the “Consulting Term”). As a consultant, Employee will assist the Company’s Senior Leadership Team on projects determined by mutual agreement between Employee and the Company’s Chief Executive Officer and/or as reasonably requested by the Company (collectively, the “Services”). Employee may not subcontract or otherwise delegate Employee’s obligations under this Paragraph 2. Employee will at all times use best efforts in performing the Services and will perform such Services in accordance with Company policies and procedures. The Company will pay Employee consulting fees equal to $25,000 per month. In the event of a Change in Control (as defined in the Rice Employment Agreement) that occurs during the Consulting Term, Employee will receive payment of an amount equal to (a) the amounts set forth in Section 5(d)(ii)(B)-(E) of the Rice Employment Agreement minus (b) the amounts set forth in Paragraphs 3(a)-(c) below. The receipt of such amounts will be subject to the release requirement set forth in Section 5(d)(ii) of the Rice Employment Agreement. The Company will reimburse reasonable out-of-pocket expenses incurred by Employee in the performance of the Services (in accordance with applicable reimbursement policies of the Company). Employee’s provisions of the Services will not make Employee an agent of Company and does not authorize Employee to make any representation, contract, or commitment on behalf of Company. Employee will not be entitled to any of the benefits that Company may make available to its employees, other than in connection with Employee’s prior employment with the Company. Because Employee is an independent contractor, the Company will not withhold or make payments for social security, make unemployment insurance or disability insurance contributions, or obtain worker’s compensation insurance on Employee’s behalf (other than in connection with Employee’s prior employment with the Company). Either Party may terminate the Consulting Term for convenience at any time upon 30 days prior written notice to the other Party. 3. Employee hereby resigns from all offices and directorships (or similar positions) held at the Company or any of its subsidiaries. 4. The Company agrees to provide Employee the following consideration, in each case, subject to and conditioned upon the occurrence of the Effective Date (as defined below): (a) severance pay of twelve (12) months’ worth of Employee’s base salary at the rate in effect on the Separation Date, payable in a lump sum within fourteen (14) days following the Effective Date; (b) provided Employee makes a timely election for COBRA coverage, the Company will pay on Employee’s behalf the monthly COBRA premium owed by Employee for Employee and Employee’s dependents for continued medical insurance the first twelve months of such coverage. Such payment(s) will be made directly by the Company to the Company’s COBRA administrator beginning after the Effective Date (as defined below). If Employee wishes to continue COBRA thereafter, Employee will be required to make payments on his own; (c) an additional tax gross up payment in an amount necessary so that the amount received by Employee to cover COBRA premiums under

3 Paragraph 3(b) after all applicable withholding tax is deducted (using applicable supplemental wage withholding rates) is the full amount Employee would have received under Paragraph 3(b) if no tax withholding was made, payable in a lump sum within fourteen (14) days following the Effective Date; (d) an amount equal to the payout of accrued unused vacation, payable in a lump sum within fourteen (14) days following the Effective Date; and (e) full vesting of all unvested stock options, awards, or other equity grants or awards (if any), effective as of the Separation Date (but conditioned upon the Effective Date occurring). Such payments will be subject to all appropriate deductions and withholdings. Employee specifically acknowledges and agrees that this consideration exceeds the amount and entitlements he would otherwise be entitled to receive upon termination of his employment, and that it is in exchange for entering into this Agreement and such Agreement becoming effective. Employee will not at any time seek additional consideration in any form from the Company, except as expressly set forth in this Agreement. Employee specifically acknowledges and agrees that the Company has made no representations to him regarding the tax consequences of any amounts received by Employee or for Employee’s benefit pursuant to this Agreement. Employee agrees to pay all taxes and/or tax assessments due to be paid by Employee, and to indemnify the Company for any claims, costs and/or penalties caused by Employee’s failure to pay such taxes and/or tax assessments. Notwithstanding anything else to the contrary, Employee or Employee’s estate (as the case may be) shall be entitled to receive any vested benefits required to be paid by law and any vested compensation required to be paid by law, including but not limited to (x) all accrued but unpaid salary through the Separation Date and (y) any unreimbursed business expenses incurred by Employee, in accordance with Company policy, prior to the Separation Date, regardless of whether the Effective Date occurs (“Accrued Obligations”). 5. Employee represents that he has not filed, and will not file, any complaints, lawsuits, or charges relating to his employment with, or termination from, the Company. 6. Employee and the Company’s officers and directors shall refrain from making any derogatory comment in the future to the press or any individual or entity regarding the other that relates to their activities or relationship prior to the date of this Agreement, which comment would likely cause material damage or harm to the business interests or reputation of Employee or the Company; provided, however, that nothing in this Agreement shall interfere with or prohibit Employee from exercising any rights under Section 7 of the National Labor Relations Act. 7. Employee, on Employee’s own behalf and on behalf of Employee’s attorneys, heirs, administrators, successor and assigns, hereby agrees to release the Company, its Board of Directors, officers, employees, agents, and assigns (“Releasees”), from any and all claims, charges, complaints, causes of action or demands of whatever kind or nature that may be legally waived and released that Employee now has or has ever had against the Releasees, whether known or unknown, and whether arising from or relating to Employee’s employment with or discharge from the Company (the “Claims”). The Claims include but are not limited to: wrongful

4 or tortious termination; constructive discharge; implied or express employment contracts and/or estoppel; discrimination and/or retaliation under any federal, state or local statute or regulation, specifically including any claims Employee may have under the Fair Labor Standards Act, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., the Genetic Information Nondiscrimination Act of 2008; 29 U.S.C. § 621, et seq., Section 1981 of U.S.C. Title 42, the Equal Pay Act, the Family and Medical Leave Act, the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514A, also known as the Sarbanes-Oxley Act, the Rehabilitation Act of 1973, 29 U.S.C. § 703, et seq., Executive Orders 11246 or 11141, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and COBRA, 29 U.S.C. 1161, et seq., the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act, the Age Discrimination in Employment Act, the Uniform Services Employment and Reemployment Rights Act, the Immigration Reform and Control Act, the Industrial Welfare Act, Ch. 49.48 RCW, the Minimum Wage Act, Ch. 49.46 RCW, the Wage Payment Act, Ch. 49.12 RCW, the Wage Rebate Act, Ch. 49.52 RCW, the Washington Law Against Discrimination, Ch. 49.60 RCW, Washington leave laws, including the Paid Sick Leave Act, Ch. 49.46 RCW, the Family Care Act, Ch. 49.12 RCW, the Domestic Violence Leave Act, Ch. 49.76 RCW, the Military Family Leave Act, Ch. 49.77 RCW, and leave for certain emergency services personnel, CH. 49.12 RCW, Washington’s social media privacy law, Ch. 49.44 RCW, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Persons with Disabilities Civil Rights Act, the Payment of Wages and Fringe Benefits Act, the Michigan Whistleblowers’ Protection Act, the Bullard-Plawecky Employee Right to Know Act, the Michigan Occupational Safety and Health Act, the Michigan Social Security Number Privacy Act, the Michigan Internet Privacy Protection Act, the Michigan Sales Representatives Commission Act, in each case, as amended, and any claims brought under any federal, state, or local statute or regulation for non-payment of wages or other compensation, including but not limited to expense reimbursements and/or bonuses due after the Separation Date, stock grants or stock options; and libel, slander, or breach of contract other than the breach of this Agreement. The Claims specifically exclude claims, charges, complaints, causes of action or demands: (a) for unemployment benefit claims under the Washington Employment Security Act or the Michigan Employment Security Act; (b) for workers’ compensation benefits under the Washington Industrial Insurance Act or the Michigan Worker’s Disability Compensation Act; (c) for benefits and protections under Washington’s Family and Medical Leave Program; (d) that post-date the date on which you execute this Agreement, and that are based on factual allegations that do not arise from or relate to Employee’s present employment with or termination from the Company; and (e) any other rights that may not be waived by an employee under applicable law. 8. Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement or the Rice Employment Agreement shall prohibit Employee (or Employee’s attorney) from (a) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”), the Equal Opportunity Employment Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (b) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to your attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, and/or (c)

5 receiving an award for information provided to any Government Agency. Pursuant to 18 U.S.C. Section 1833(b), Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Further, nothing in this Agreement is intended to or shall preclude Employee from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Employee is required to provide testimony, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Employee shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten (10) days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process. 9. Employee represents that he has returned (or will return no later than the Separation Date or, if reasonably required to perform the Services, no later than the expiration of the Consulting Term) to the Company all property belonging to the Company, including but not limited to documents, corporate cards, access cards, office keys, office equipment, laptop and desktop computers, cell phones and other wireless devices, thumb drives, zip drives and all other media storage devices. These materials should be returned to Human Resources. 10. Employee warrants that no promise or inducement has been offered for this Agreement other than as set forth herein and that this Agreement is executed without reliance upon any other promises or representations, oral or written. Any modification of this Agreement must be made in writing and be signed by Employee and the Company. This Agreement supersedes all prior understandings between the Parties and represents the entire Agreement between the Parties with respect to all matters involving Employee’s employment with or termination from the Company, except, for the avoidance of doubt, Employee’s obligations pursuant to the Rice Employment Agreement that continue to apply following Employee’s termination of employment, which shall survive. No oral representations have been made or relied upon by the Parties. 11. Employee will direct all employment verification inquires to the Human Resources Department. 12. Code Section 409A. (a) To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the United States Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax

6 treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, that this Paragraph 11 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law. (b) Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments. Notwithstanding anything to the contrary in this Agreement, no compensation or benefits shall be paid to Employee during the six (6)-month period following Employee’s “separation from service” with the Company (within the meaning of Section 409A) if the Company determines that paying such amounts at the time or times indicated in this letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six (6)-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution, including as a result of Employee’s death), the Company shall pay Employee a lump-sum amount equal to the cumulative amount that would have otherwise been payable to Employee during such period (without interest). (c) To the extent any reimbursements or in-kind benefits due to Employee under this Agreement constitute “deferred compensation” to which Treas. Reg. Section 1.409A-3(i)(1)(iv) would apply, any such reimbursements or in-kind benefits shall be paid or reimbursed reasonably promptly, but in no event later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and Employee’s right to such payments or reimbursements of any such expenses shall not be subject to liquidation or exchange for any other benefit. 13. If any provision of this Agreement or compliance by Employee or the Company with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, will be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, will be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on both Employee and the Company. This Agreement is governed by the laws of the State of Washington. 14. The Snohomish County Superior Court, Seattle, Washington shall have exclusive jurisdiction of any lawsuit arising from or relating to Employee’s employment with, or termination

7 from, the Company, or arising from or relating to this Agreement. Employee consents to such venue and personal jurisdiction. The prevailing party in any such lawsuit will be entitled to an award of attorney’s fees and reasonable litigation costs. The Company will assert this Agreement as a defense to any claims the Employee might bring. Employee agrees that he will indemnify and hold the Company harmless from any breach of this Agreement by him. Employee further agrees that in the event of any breach of this Agreement by him, he will no longer be entitled to payments or other benefits provided herein, and will return all monies paid to him by the Company pursuant to this Agreement. 15. Employee specifically agrees and acknowledges: (a) that he has read this Agreement and understands its terms and effect, including the fact that he is agreeing to release and forever discharge the Company and each of the Releasees from any Claims released in this Agreement; (b) that he understands that, by entering into this Agreement, he does not waive any Claims that may arise after the date of his execution of this Agreement, including without limitation any rights or claims that he may have to secure enforcement of the terms and conditions of this Agreement; (c) that his waiver of rights under this Agreement is knowing and voluntary as required under the Older Workers Benefit Protection Act and that he has signed this Agreement in exchange for the consideration described herein, which he acknowledges is adequate and satisfactory to him and in additional to any other benefits to which he is otherwise entitled; (d) that he is hereby advised by the Company to consult with an attorney prior to executing this Agreement; (e) that the Company has given him a period of twenty-one (21) days to consider this Agreement, any changes made to this Agreement since his receipt of this Agreement shall not restart the twenty-one (21)-day period and, if he signs this Agreement prior to the expiration of such period, he has done so voluntarily, had sufficient time to consider the Agreement, to consult with counsel and that he does not desire additional time and hereby waives the remainder of the twenty-one (21)-day period; (f) that, following his execution of this Agreement he has seven (7) days in which to revoke this Agreement and that, if he chooses not to so revoke, this Agreement shall then become effective on the eighth (8th) day following his execution of this Agreement (the “Effective Date”) and enforceable and the payments and benefits listed above shall then be made to him in accordance with the terms of this Agreement; and (g) nothing in this Agreement shall be construed to prohibit Employee from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with the Equal Employment Opportunity Commission or participating in any investigation conducted by the Equal Employment Opportunity Commission (however, Employee has waived any right to monetary relief). To cancel this Agreement, Employee understands that he must give a written revocation to the Chief Executive Officer of the Company by email at rdegreef@biolifesolutions.com within the seven (7)-day period following Employee’s execution of this Agreement. If he rescinds this Agreement, it will not become effective or enforceable and he will not be entitled to any of the benefits set forth within (other than the Accrued Obligations). 16. This Agreement may be executed on or within twenty-one (21) days following the Separation Date, via facsimile or electronic mail and in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the parties. 17. EMPLOYEE ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND THAT HE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING BIOLIFE SOLUTIONS, INC. AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS FROM ANY AND ALL CLAIMS.

8 Sign only on or within twenty-one (21) days after October 19, 2023. ACCEPTED AND AGREED TO: BioLife Solutions, Inc. ___/s/ Troy Wichterman________________ /s/ Michael Rice______________________ By: Troy Wichterman Michael Rice Its: Chief Financial Officer Dated: _10/19/2023___________________ Dated: _10/19/2023___________________